SECURED PROMISSORY NOTE

$______________      ________________,2007

FOR VALUE RECEIVED, the undersigned, KARAT PLATINUM LLC, (the “Maker”), promises to pay to------- SENTRA CONSULTING CORP., (the “Payee”), on or before January 31, 2008 (the “Payment Date”) the principal sum of _______________ and 00/100 ($_________) Dollars (the “Principal Amount”), and all interest accrued thereon as provided herein.

Interest shall accrue on the unpaid balance of the Principal Amount at a rate of nine percent (9%) per annum (the “Interest Rate”). All interest payable hereunder shall be computed on the basis of actual days elapsed and shall be due and payable on the Payment Date.

Maker shall have the right to prepay all or any portion of the outstanding Principal Amount and accrued interest thereon at any time without penalty or premium. All payments hereunder when paid shall be applied first to the payment of all accrued interest and the balance shall be applied to the Principal Amount.

This Note shall be secured by all of Maker's right, title and interest, in and to any and all assets of Maker, whether now existing or hereafter arising or acquired, wherever located, together with all attachments, accessions and equipment now or hereafter affixed thereto or used in connection therewith, all substitutions and replacements thereof, all supporting obligations thereof, and all proceeds thereof, as provided pursuant to the General Security Agreement, dated July 11, 2007, as amended on August 22, 2007, and incorporated herein by reference.

Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded.

1. Events of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

a. Default in the payment, when due or declared due, of any principal or interest payments hereunder.

b. Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Maker; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Maker.

c. Any representation or warranty made by Maker under this Note shall be untrue or misleading in any material respect when made.

d. Maker shall have breached any of its covenants and agreements hereunder.

then, in each case where an Event of Default occurs, the Payee, by notice in writing to Maker shall inform Maker of such Event of Default and if such default is not cured within seven (7) business days from the date such notice is received by Maker, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

2.General.

a. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and Payee.

b. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a)	If to the Maker:

Karat Platinum LLC
15 Hoover Street
Inwood, New York 11096
Attention: Chief Executive Officer

(b) With copies to:

Horowtiz & Riser
30 Broad Street
New York, NY 10004
Attention: Sam Riser, Esq.

(c) If to Payee:

Sentra Consulting Corp.
466 Central Avenue, Suite 200
Cedarhurst, New York 11516
Attention: Chief Executive Officer

(c) With copies to:

David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Attn: David Lubin, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iii) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

c. This Note is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Note, the Maker hereby consents to the in personam jurisdiction of any state or federal court sitting in New York, New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

d.  Maker hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

e. In the event of a default in the payment of this Note, Maker shall pay Payee's and expenses of collection, including attorneys’ fees and costs.

IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first set forth above.

KARAT PLATIINUM LLC

By: ________________________
Name: Gary M Jacobs
Title:  CFO/COO

KARAT PLATINUM LLC
NOTE BALANCES WITH SENTRA CONSULTING CORP

Date Cash	Date of	Interest
Received	Note	Rate	Amount

6/21/07	6/22/07	18.0%	$30,000.00
6/22/07	6/22/07	18.0%	$95,000.00
6/25/07	6/22/07	18.0%	$25,000.00
			$150,000.00

6/29/07	6/29/07	18.0%	$450,000.00

7/12/07	7/12/07	18.0%	$100,000.00

7/16/07	7/16/07	18.0%	$260,000.00

8/16/07	8/22/07	9.0%	$25,000.00
8/20/07	8/22/07	9.0%	$425,000.00
			$450,000.00

8/30/07	8/30/07	9.0%	$50,000.00

9/4/07	9/4/07	9.0%	$150,000.00

9/10/07	9/10/07	9.0%	$250,000.00

9/25/07	9/25/07	9.0%	$100,000.00

10/9/07	10/9/07	9.0%	$25,000.00
10/9/07	10/9/07	9.0%	$25,000.00
			$50,000.00

10/17/07	10/17/07	9.0%	$55,000.00

10/18/07	10/18/07	9.0%	$5,000.00

10/23/07	10/23/07	9.0%	$50,000.00

10/25/07	10/25/07	9.0%	$75,000.00

10/31/07	10/31/2007	9.0%	$20,000.00

11/1/07	11/1/07	9.0%	$60,000.00

11/8/07	11/8/2007	9.0%	$40,000.00

11/15/07	11/15/07	9.0%	$100,000.00

11/21/07	11/21/07	9.0%	$50,000.00

11/30/07	11/30/07	9.0%	$40,000.00

12/3/07	12/3/07	9.0%	$40,000.00

12/12/07	12/12/2007	9.0%	$45,000.00

12/21/07	12/21/2007	9.0%	$30,000.00

			$2,620,000.00